UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 16, 2005

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 444-1630

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On November 16, 2005, America First Apartment Investors, Inc. (the "Registrant"), by and through Arizona Coral Point Apartments Limited Partnership (the "Partnership"), a wholly-owned subsidiary of the Registrant, closed on the sale of St. Andrews at Westwood Apartments, a 259-unit complex located in Orlando, Florida for cash proceeds of $33 million to TCG Acquisitions Inc., a Florida corporation, pursuant to the Agreement of Sale and Purchase dated September 8, 2005.

There are no material relationships between TCG Acquisitions and either the Registrant or the Partnership.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2005 the Board of Directors appointed James Egan, 41, as Chief Investment Officer of the Registrant. Prior to joining America First Apartment Investors, Inc., Mr. Egan served as Senior Vice President for Development at ING Clarion Partners in New York. From April 1999 to August 2004, he was at DRA Advisors in New York, penultimately serving as a Director of Acquisitions and Development.

Item 9.01 Financial Statements and Exhibits.

(99) Press release dated November 21, 2005, announcing the Registrant's fourth quarter dividend declaration and the closing of the sale of St. Andrews at Westwood.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

November 21, 2005	By:	/s/ John H. Cassidy

Name: John H. Cassidy
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99	Press release dated November 21, 2005, announcing the Registrant's fourth quarter dividend declaration and the closing of the sale of St. Andrews at Westwood.